As filed with the Securities and Exchange Commission on April 24, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois	36-0698440
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Abbott Laboratories

100 Abbott Park Road

Abbott Park, Illinois
60064-6400
(847) 937-6100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ABBOTT LABORATORIES 2009 INCENTIVE STOCK PROGRAM

ABBOTT LABORATORIES 1996 INCENTIVE STOCK PROGRAM, AS AMENDED

(Full title of the plan)

Laura J. Schumacher
Executive Vice President, General Counsel and Secretary

Abbott Laboratories

100 Abbott Park Road

Abbott Park, Illinois 60064-6400
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (847) 937-6100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share(4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee
Common shares (without par value)	175,000,000	(1)(3)	$43.25	$7,568,750,000	$422,336.25
Common shares (without par value)	46,224,975	(1)(3)	N/A	N/A	N/A
Common shares (without par value)	23,286,494	(2)(3)	$43.25	$1,007,140,865	$56,199

(1)

This registration statement registers up to 221,224,975 common shares issuable under the Abbott Laboratories 2009 Incentive Stock Program (the “2009 Program”).  The shares being registered consist of 175,000,000 newly registered common shares and, pursuant to Instruction E to Form S-8 and Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Securities and Exchange Commission’s (the “Commission”) Division of Corporation Finance (July 1997), 46,224,975 common shares previously registered on two registration statements on Form S-8 (23,248,652 common shares from Registration Statement on Form S-8, filed with the Commission on August 26, 2008 (file no. 333-153197), and 22,976,323 common shares from Registration Statement on Form S-8, filed with the Commission on March 7, 2007 (file no. 333-141118)).

On March 7, 2007, a total of 46,147,171 common shares of the Registrant were registered on Form S-8 (file no. 333-141118) for issuance under the Abbott Laboratories 1996 Incentive Stock Program (the “1996 Program”).  On August 26, 2008, a total of 23,248,652 common shares of the Registrant were registered on Form S-8 (file no. 333-153197) for issuance under the 1996 Program.  On April 24, 2009, the Registrant’s shareholders approved the 2009 Program.  No additional awards will be made under the 1996 Program and the shares that were available for new grants under the 1996 Program immediately before April 24, 2009 are now issuable under the 2009 Program.  Pursuant to Instruction E to Form S-8 and Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Commission’s Division of Corporation Finance (July 1997), 46,224,975 of the unissued shares previously registered with respect to the 1996 Program are being carried forward and deemed covered by this registration statement on Form S-8 relating to the 2009 Program.  On the date hereof, the Registrant is de-registering such shares by means of filing post-effective amendments to each such Form S-8.

(2)	This registration statement also registers upto 23,286,494 shares issuable under the 1996 program.

(3)

The maximum number of common shares issuable under the 2009 Program and the 1996 program, respectively, is subject to adjustment in accordance with certain antidilution provisions of each such program.  Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional common shares that may be issuable if the antidilution provisions of such programs become operative.

(4)

The filing fee has been calculated in accordance with Rule 457(c) and (h) based on the average of the high and low prices of the Registrant’s Common Shares reported on the New York Stock Exchange on April 22, 2009.

PART I

The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission as part of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have heretofore been filed by the Registrant with the Commission are incorporated by reference herein:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2008; and

•

The description of the Registrant’s common shares, without par value, contained in its Registration Statement on Form 8-A filed with the SEC on November 15, 1999 (File No. 001-02189), as amended by its Registration Statement on Form 8-A/A Amendment No. 1 filed with the SEC on January 10, 2007 (No. 001-02189).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Officers and Directors.

Restated Article R-VI of the Registrant’s Restated Articles of Incorporation provides that the Registrant shall, in the case of persons who are or were directors or officers of the Registrant, and may, as to certain other persons, indemnify to the fullest extent permitted by law any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Article R-VI also provides that the Registrant shall, in the case of persons who are or were directors or officers of the Registrant, and may as to such other persons, advance expenses (including attorney’s fees) incurred in defending such actions, suits, or proceedings.

Section 8.75 of the Illinois Business Corporation Act provides that a corporation may indemnify any person who, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than one brought on behalf of the corporation, against expenses (including attorneys’ fees), judgments, fines and settlement payments actually and reasonably incurred in connection with the action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of such corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit and only if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation, except to the extent that the adjudicating court otherwise provides. To the extent that a present or former director, officer or employee of the corporation has been successful in defending any such action, suit or proceeding (even one on behalf of the corporation) or in defense of any claim, issue or matter therein, such person is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

The indemnification provided for by the Illinois Business Corporation Act is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liabilities for which indemnification is not expressly provided by the Illinois Business Corporation Act. The Registrant’s directors and officers are insured under a directors and officers liability insurance policy maintained by the Registrant.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

See Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

THE REGISTRANT.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Lake, State of Illinois, on April 24, 2009.

ABBOTT LABORATORIES

/s/ MILES D. WHITE
Miles D. White
Chairman of the Board and
Chief Executive Officer

Each person whose signature appears below on this registration statement hereby constitutes and appoints Laura J. Schumacher and Thomas C. Freyman and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registrant’s Form S-8 registration statement and any Registration Statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MILES D. WHITE	Chairman of the Board, Chief Executive Officer, and Director	April 24, 2009
Miles D. White

/s/ THOMAS C. FREYMAN	Executive Vice President, Finance and Chief Financial Officer (principal financial officer)	April 24, 2009
Thomas C. Freyman

/s/ GREG W. LINDER	Vice President and Controller (principal accounting officer)	April 24, 2009
Greg W. Linder

/s/ ROBERT J. ALPERN	Director	April 24, 2009
Robert J. Alpern

/s/ ROXANNE S. AUSTIN	Director	April 24, 2009
Roxanne S. Austin

/s/ WILLIAM M. DALEY	Director	April 24, 2009
William M. Daley

/s/ W. JAMES FARRELL	Director	April 24, 2009
W. James Farrell

/s/ H. LAURANCE FULLER	Director	April 24, 2009
H. Laurance Fuller

Signature	Title	Date

/s/ WILLIAM A. OSBORN	Director	April 24, 2009
William A. Osborn

/s/ DAVID A. L. OWEN	Director	April 24, 2009
David A. L. Owen

/s/ BOONE POWELL JR.	Director	April 24, 2009
Boone Powell Jr.

/s/ W. ANN REYNOLDS	Director	April 24, 2009
W. Ann Reynolds

/s/ ROY S. ROBERTS	Director	April 24, 2009
Roy S. Roberts

/s/ SAMUEL C. SCOTT III	Director	April 24, 2009
Samuel C. Scott III

/s/ WILLIAM D. SMITHBURG	Director	April 24, 2009
William D. Smithburg

/s/ GLENN F. TILTON	Director	April 24, 2009
Glenn F. Tilton

EXHIBIT INDEX

Exhibit No.	Description

4.1

Restated Articles of Incorporation of Abbott Laboratories (filed as Exhibit 3.1 to the Registrant’s Quarterly Report for the quarter ended March 31, 1998 on Form 10-Q filed on May 14, 1998 and incorporated herein by reference).

4.2

By-Laws of Abbott Laboratories (as amended and restated, effective February 20, 2009) (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on February 23, 2009 and incorporated herein by reference).

5.1	Opinion of Baker & McKenzie LLP.

23.1	Consent of Baker & McKenzie LLP is included in the opinion filed as Exhibit 5.1 hereto.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney is included on the signature page.